ADMINISTRATION AGREEMENT

            Agreement dated as of April 29, 2005 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and Rydex ETF Trust, A Delaware statutory trust (the "Trust").

            WHEREAS,  the  Trust  is  registered  as  an  open-end,   management
investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, the Trust desires to retain the Administrator to furnish certain administrative services to the Trust, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

            NOW,  THEREFORE,   in  consideration  of  the  premises  and  mutual
covenants herein contained, the parties hereto agree as follows:

1.    APPOINTMENT OF ADMINISTRATOR

            The Trust hereby appoints the Administrator to act as administrator with respect to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

            The Trust will initially consist of the portfolio(s) and/or class(es) of shares (each an "Investment Fund") listed in Schedule A to this Agreement. In the event that the Trust establishes one or more additional Investment Funds with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Trust shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Investment Fund shall become subject to the provisions of this Agreement to the same extent as the existing Investment Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trust and its Investment Funds) may be modified with respect to each additional Investment Fund in writing by the Trust and the Administrator at the time of the addition of the Investment Fund.

2.    DELIVERY OF DOCUMENTS

            The Trust will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

            a.    The Trust's Declaration and by-laws;

            b. The Trust's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Trust's Prospectus(es) and Statement(s) of Additional Information relating to all Investment Funds and all amendments and supplements thereto as in effect from time to time;

            c. Certified copies of the resolutions of the Board of Trustees of the Trust (the "Board") authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to (a) give instructions to the

                  Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

            d. A copy of the investment advisory agreement between the Trust and its investment adviser; and

            e. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.    REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

            The Administrator represents and warrants to the Trust that:

            a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

            b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

            c.    All  requisite  corporate   proceedings  have  been  taken  to
                  authorize it to enter into and perform this Agreement;

            d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

            e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.    REPRESENTATIONS AND WARRANTIES OF THE TRUST

            The Trust represents and warrants to the Administrator that:

            a. It is a statutory trust, duly organized, existing and in good standing under the laws of Delaware;

            b. It has the corporate power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

            c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

            d.    It is an investment company properly registered under the 1940
                  Act;

            e. A registration statement under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

            f. No legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

            g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

            h. As of the close of business on the date of this Agreement, the Trust is authorized to issue shares of beneficial interest, and it will initially offer shares, in the authorized amounts as set forth in Schedule A to this Agreement.

5.    ADMINISTRATION SERVICES

            The Administrator shall provide the following services, subject to the control, supervision, authorization and direction of the Trust and, in each case where appropriate, the review and comment by the Trust's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Administrator:

a. Prepare for review and approval by officers of the Trust the Investment Funds' financial information contained within the Trust's semi-annual and annual shareholder reports, Form N-Q reports and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable;

b. Coordinate the audit of the Trust's financial statements by the Trust's independent accountants, including the preparation of supporting audit workpapers and other schedules, and make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

c. Prepare for review by an officer of the Trust the Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A, Form N-CSR and such other reports, forms or filings as may be mutually agreed upon;

d. Provide periodic testing of portfolios with respect to compliance with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and the Investment Funds' prospectus limitations as may be mutually agreed upon, including quarterly compliance reporting to the Trust's officers as well as preparation of Board compliance materials;

e. Prepare and furnish total return performance information, including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by fund management;

f.    Prepare and disseminate vendor survey information;

g. Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of payment;

h. Provide on a periodic basis information to the Investment Funds' Chief Compliance Officer regarding State Street's compliance with its Compliance Program;

i. Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by State Street;

j. Maintain certain books and records of the Trust as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon;

k.    Consult with the Trust's officers, independent accountants, legal counsel,
      custodian,   fund   accountant,   distributor,   and  transfer   agent  in
      establishing the accounting policies of the Trust;

l.    Compute tax basis provisions for both excise and income tax purposes;

m. Prepare each Investment Fund's federal, state, and local income tax returns and extension requests for review and for filing by the Trust's independent accountants and filing by the Trust's treasurer, including Form 1120-RIC, Form 8613 and Form 1099-MISC;

n.    Coordinate Forms 1042/1042S with the Trust's transfer agent;

o. Review and sign off on periodic income distribution calculations and annual minimum distribution calculations (income and capital gain) prior to their declaration;

p. Provide periodic certifications and reasonable documentation to the Chief Compliance Officer of the Trust in connection with Rule 38a-1 of the 1940 Act;

q. Prepare for review by an officer of the Trust annual fund expense budgets, as necessary, perform accrual analyses and rollforward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Trust's expenses, review calculations of fees paid to the Trust's investment adviser, custodian, fund accountant, distributor and transfer agent, and obtain authorization of accrual changes and expense payments;

r.    Prepare information for Section 852 mailings; and

s. Provide on a periodic basis information to the Investment Funds' Chief Compliance Officer regarding State Street's compliance with its Compliance Program.

The Administrator shall perform such other services for the Trust that are mutually agreed to by the parties from time to time, for which the Trust will pay such fees as may be mutually agreed upon, including the Administrator's reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement.

      The Administrator shall provide the office facilities and the personnel determined by it to perform the services contemplated herein.

6.    FEES; EXPENSES; EXPENSE REIMBURSEMENT

            The Administrator shall receive from the Trust such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Trust shall reimburse the Administrator for its out-of-pocket costs incurred in connection with this Agreement. All rights of compensation and expense reimbursement under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

            The Trust agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Trust through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Trust's behalf at the Trust's request or with the Trust's consent.

            The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Trust, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Trust directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Trust's tax returns, Form N-1A or N-2, Form N-CSR, Form N-Q, Form N-PX and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Investment Funds' net asset values.

      The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.    INSTRUCTIONS AND ADVICE

            At any time, the Administrator may apply to any officer of the Trust for instructions and may consult with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Trust, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.    LIMITATION OF LIABILITY AND INDEMNIFICATION

            The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust insofar as such loss, damage or expense arises from the performance of the Administrator's duties hereunder in reliance upon records that were maintained for the Trust by entities other than the Administrator prior to the Administrator's appointment as administrator for the Trust. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages. In any event, the Administrator's cumulative liability for each calendar year (a "Liability Period") with respect to the Trust under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned with respect to the Trust and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Trust including, but not limited to, any liability relating to qualification of the Trust as a regulated investment company or any liability relating to the Trust's compliance with any federal or state tax or securities statute, regulation or ruling during such Liability Period. "Compensation Period" shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Administrator's liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2005 shall be the date of this Agreement through December 31, 2005, and the Compensation Period for the Liability Period commencing January 1, 2006 and terminating on December 31, 2006 shall be January 1, 2006 through December 31, 2006.

            The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

            The Trust shall indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust or upon reasonable reliance on information or records given or made by the Trust or its investment adviser, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own gross negligence or willful misconduct.

            The indemnification contained herein shall survive the termination of this Agreement.

9.    CONFIDENTIALITY

            The Administrator agrees that, except as otherwise required by law or in connection with any requested disclosure to a banking or other regulatory authority or the Administrator is advised by counsel that it may incur liability for failure to make a disclosure, it will keep confidential all records and information in its possession relating to the Trust or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Trust.

10.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

            The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

            In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records may be surrendered in either written or machine-readable form.

11.   SERVICES NOT EXCLUSIVE

            The services of the Administrator to the Trust are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

12.   TERM, TERMINATION AND AMENDMENT

            (a) This Agreement shall become effective as of the date first above written. The Agreement shall remain in effect unless terminated by either party on sixty (60) days' prior written notice. Termination of this Agreement with respect to any given Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund.

            (b) Upon termination of this Agreement, the Trust shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

            (c) This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.   NOTICES

            Any notice or other  communication  authorized  or  required by this
Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the
Trust:  Rydex ETF Trust,  9601 Blackwell Road, Suite 500,  Rockville,  MD 20850,
Attn: Tim Meyer, fax: 301-296-5104; if to the Administrator: State Street Bank and Trust Company, P.O. Box 5049, Boston, MA 02206-5049, Attn: Fund Administration Legal Department, fax: 617-662-3805.

14.   NON-ASSIGNABILITY

            This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.


15.   SUCCESSORS

            This Agreement shall be binding on and shall inure to the benefit of the Trust and the Administrator and their respective successors and permitted assigns.

16.   ENTIRE AGREEMENT

            This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.   WAIVER

            The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.   SEVERABILITY

            If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19.   GOVERNING LAW

            This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

20.   REPRODUCTION OF DOCUMENTS

            This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


21.   COUNTERPARTS

            This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                               RYDEX ETF TRUST


                               By:    /s/ Nick Bonos
                                      --------------
                               Name:  NICK BONOS
                               Title: VP & TREASURER


                               STATE STREET BANK AND TRUST COMPANY


                               By:    /s/ Gary L. French
                                      ------------------
                               Name:  Gary L. French
                               Title: Senior Vice President

                            ADMINISTRATION AGREEMENT

                                 RYDEX ETF TRUST

                                   SCHEDULE A
                           LISTING OF INVESTMENT FUNDS

      INVESTMENT FUNDS

Rydex Russell Top 50 ETF

EXHIBIT 1

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of April 29, 2005 that Rydex ETF Trust (the "Trust") on behalf of its series (the "Funds") with principal offices at 9601 Blackwell Road, Suite 500, Rockville, MD 20850, makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at One Lincoln Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. NOTICE FILINGS FOR FUND SHARES. The Power to submit notice filings for the Funds in each jurisdiction in which the Funds' shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all of the Funds' applications including without limitation, applications to provide notice for the Funds' shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the notice filings of the Funds' shares.

2. CHECKS. The power to draw, endorse, and deposit checks in the name of the Funds in connection with the notice filings of the Funds' shares with state securities administrators.

3. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer at the Administrator shall have authority to act on behalf of the Funds with respect to items 1 and 2 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

RYDEX ETF TRUST


By: /s/ Nick Bonos
    --------------
Name: NICK BONOS
Title: VP & TREASURER

Subscribed and sworn to before me
this 29 day of April, 2005.


/s/ Pamela S. O'Brien
---------------------
Notary Public

State of Maryland
In and for the County of Montgomery

My Commission expires 08-14-07